Exhibit 24.2

Acumen Pharmaceuticals, Inc.

Power of Attorney

I hereby appoint Daniel O’Connell and William Matthew Zuga, and each of them, as my true and lawful agents, proxies and attorneys-in-fact, with full power of substitution and resubstitution, to act in my name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of June 24, 2021.

By: /s/ Nathan B. Fountain

Nathan B. Fountain, M.D.